Exhibit 10.2

COOL HOLDINGS, INC.
PROMISSORY NOTE CONSOLIDATION AGREEMENT

This PROMISSORY NOTE CONSOLIDATION AGREEMENT (this “Agreement”) is made and entered into as of September 30, 2018, by and among Cool Holdings, Inc., a Maryland corporation (“Company”), the existing debtors set forth on Schedule 1 attached hereto (each, a “Debtor”, and collectively, the “Debtors”), and Delavaco Holdings Inc., the existing creditor of the Debtors (the “Creditor”).  The Company, the Debtors and the Creditor are sometimes individually referred to herein as a “Party”, and collectively as, the “Parties”.

RECITALS

WHEREAS, the Debtors and Creditor are parties to those certain promissory notes set forth on Schedule 2, attached hereto (such promissory notes, the “Outstanding Notes”), and certain of the Outstanding Notes are secured pursuant to the terms of those certain security agreements set forth on Schedule 3, attached hereto (such security agreements, the “Security Agreements”);

WHEREAS, as of the date hereof, the outstanding principal and accrued but unpaid interest outstanding under the Outstanding Notes is set forth beside each Outstanding Note on Schedule 2, attached hereto (the aggregate amount of such principal and accrued but unpaid interest due under all Outstanding Notes, the “Aggregate Debt Amount”);

WHEREAS, the Debtors are affiliates of the Company, and the Parties have determined that it is mutually beneficial and in each of their respective best interests to (i) consolidate the Aggregate Debt Amount and all Outstanding Notes into a single unsecured promissory note, in substantially the form attached hereto as Exhibit A (the “Note”), between the Company and the Creditor, and (ii) terminate the Security Agreements and extinguish and terminate all security interests granted by the Debtors to secure the Aggregate Debt Amount and all other obligations owing under the Outstanding Notes (such transactions, the “Note Consolidation”); and

WHEREAS, the Parties desire to enter into this Agreement to provide for the terms and conditions of the Note Consolidation.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Note Consolidation.

1.1Assignment and Assumption.  Subject to the terms and conditions of this Agreement, at the Closing (as defined below), (a) the Debtors hereby irrevocably assign and transfer unto the Company all of the Outstanding Notes and the Debtors’ respective rights, obligations and liabilities owing to the Creditor under the Outstanding Notes as of the Closing including, without limitation, all monetary obligations, indebtedness and the obligation to pay the Aggregate Debt Amount (collectively, the “Obligations”), and (b) the Company hereby irrevocably accepts, assumes and agrees to discharge in full the Outstanding Notes on behalf of the Debtors and all such Obligations.

1.2Issuance of Note.  Subject to the terms and conditions of this Agreement, at the Closing (as defined below), the Company shall issue to the Creditor the Note.  Effective as of the Closing, the Note shall be deemed to amend and replace in their entirety and restate all of the Outstanding Notes.  The terms and conditions of the Note shall supersede, effective as of the Closing, the terms and conditions of the Outstanding Notes; provided, however, that the obligations incurred under the Outstanding Notes and as evidenced by the Outstanding Notes shall continue under the Note, and shall not in any circumstance be terminated, extinguished or discharged hereby but shall hereafter be governed by the terms of the Note.

1.3Security and Collateral.

(a)Termination.  Effective upon the Closing, (i) all mortgages, hypothecs, charges, liens and other security interests of the Creditor in the real and personal property of the Debtors and their respective affiliates in which the Debtors or any one of their respective affiliates has granted to any Debtor a security interest or charge or given to any Debtor a mortgage to secure its obligations to any Debtor under the Outstanding Notes and Security Agreements (collectively, the “Collateral”), and all guarantees of the Obligations, shall be forever automatically, irrevocably and unconditionally satisfied, released and discharged without further action; and (ii) the Security Agreements shall be deemed terminated and of no further force or effect.

(b)Execution of Instruments and Filings.  Effective upon the Closing, the Creditor agrees, to: (i) promptly execute and deliver to the Company and the Debtors, as applicable, or their respective designees, at any registrations of deeds or instruments of discharge necessary or desirable to release and discharge any security interest granted under the Outstanding Notes and Security Agreements, including, without limitation, any Uniform Commercial Code termination statements, mortgage releases, intellectual property security agreement releases, account control agreement terminations or release statements pertaining to liens, charges and security interests heretofore granted to the Creditor with respect to the Collateral and all guarantees of the Obligations as the Company and the Debtors, as applicable, or their respective designees, may reasonably request; (ii) deliver to the Company and the Debtors, as applicable, or their respective designees all Outstanding Notes, Security Agreements and other instruments (other than the Note) marked “Cancelled” and (iii) deliver promptly such other termination statements or documents as the Company and the Debtors, as applicable, or their respective designees, may from time to time reasonably request to effectuate or reflect of public record, the release and discharge of such security interests, mortgages, hypothecs and liens; provided, that, immediately upon the Closing,  the Creditor will deliver all stock certificates and other possessory collateral to the Company and the Debtors, as applicable, or their respective designees.  Further, the Company and the Debtors, as applicable, or their respective designees, are authorized by the Creditor, following issuance of the Note, to file, without the signature of the Creditor, to the extent permitted by applicable law, such termination statements, deeds or instruments of discharge with respect to liens under the Outstanding Notes and Security Agreements, mortgage release documents, intellectual property release documents, account control agreement terminations and such other instruments of release and discharge pertaining to the security interests, charges, mortgages, hypothecs and other liens described above of the Creditor, in any of the property, real or personal of the Company and the Debtors, as applicable or their respective affiliates, as Company and the Debtors, as applicable, or their respective designees may reasonably deem necessary to effectuate or reflect of public record, the release and discharge of all such security interests, charges, mortgages, hypothecs and liens.

1.4Closing.  The Note Consolidation contemplated hereunder shall take place at the offices of the Company at 10:00 a.m. local time on the date hereof, or at such other time and place as the Company and the Creditor mutually determine (which time and place are designated as the “Closing”).

2.	Representations and Warranties of the Parties. Each of the Parties represents and warrants, as to itself only, to each of the other Parties as of the Closing as follows:

2.1Organization and Standing.  Such Party is a corporation or limited liability company, as the case may be, duly incorporated or formed and validly existing under, and by virtue of, the laws of its jurisdiction of organization, and such Party is in good standing under such laws.

2.2Power.  Such Party has all requisite corporate or limited liability company, as applicable, power and authority to execute and deliver this Agreement and the other documents to be executed and delivered by it hereunder and to carry out and perform its respective obligations under the terms of this Agreement and the other documents to be executed and delivered by it hereunder.

2.3Authorization.  All corporate or limited liability company, as applicable, action on the part of such Party, its officers, directors, managers, members and stockholders necessary for the authorization, execution and delivery by such Party of this Agreement and the other documents to be executed and delivered by it hereunder and the performance of all of its respective obligations hereunder and thereunder has been taken or will be taken prior to the Closing.  This Agreement and the other documents to be executed and delivered by it hereunder, when executed and delivered by such Party, shall constitute valid and binding obligations of such Party, enforceable in accordance with each of their respective terms, except (a) as limited by laws of general application relating to bankruptcy, insolvency and the relief of debtors and (b) as limited by rules of law governing specific performance, injunctive relief or other equitable remedies and by general principles of equity.

2.4Tax Advisors.  Each Party has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement.  With respect to such matters, the Parties are relying solely on such advisors and not on any statements or representations of any other Party or any of their respective agents, written or oral.  Each Party understands that it, and not any other Party, shall be responsible for its own tax liability that may arise as a result of the transactions contemplated by this Agreement.

3.

Conditions to the Parties’ Obligations to Close.  Each of the Parties’ obligation at the Closing is subject to the fulfillment on or before the Closing of each of the following conditions, unless waived by the applicable Party:

3.1Representations and Warranties.  The representations and warranties made by each of the other Parties in Section 2 shall be true and correct in all material respects as of the date of the Closing.

3.2Covenants.  All covenants, agreements and conditions contained in this Agreement, to be performed by the other Parties on or prior to the Closing shall have been performed or complied with in all material respects.

3.3Proceedings and Documents.  All corporate, limited liability company and other proceedings, each as applicable to such Party, in connection with the transactions contemplated at the Closing and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to such Party and its counsel, and the Party and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

4.

Confidentiality.  Except as may be required by any law or regulation, the Parties agree that they will maintain the confidentiality of any proprietary information of the Company obtained by it pursuant to the this Agreement or by virtue of its relationship as a creditor of the Company and Debtors, which is not otherwise lawfully available from other sources, subject to the disclosure of information of a non-technical nature, including summary financial information, which the Creditors may disclose to its respective partners, stockholders and/or affiliates so long as such partners, stockholders and/or affiliates agree to maintain the confidentiality of such information.

5.	Miscellaneous.

5.1Survival.  The warranties, representations and covenants of the Parties contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of such Party.

5.2Notices.  All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile, sent by electronic mail, or otherwise delivered by hand or by messenger addressed:

(a)if to the Creditor:  Delavaco Holdings, Inc., 2300 E. Las Olas Boulevard, 5th Floor, Fort Lauderdale, Florida  33301

(b)if to the Company or any Debtor:  Cool Holdings, Inc., 48 NW 25th Street, Suite #107, Miami, Florida  33127, with a copy (which shall not constitute notice) to:  Jason R. Wisniewski, Esq., Dorsey & Whitney, LLP, 600 Anton Boulevard, Suite 2000, Costa Mesa, California 92626 or at facsimile number (714) 800-1499 or at wisniewski.jason@dorsey.com.

Any such notice or communication shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of a nationally-recognized overnight courier, on the next business day after the date when sent (or, in the case of international deliveries, on the second business day after the date when sent), (iii) in the case of mailing, at the earlier of its receipt or on the third business day following that on which the piece of mail containing such communication is posted, (iv) in the case of delivery via facsimile, upon confirmation of facsimile transfer and (v) in the case of electronic mail, the day sent when sent during normal business hours.

5.3Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties (including permitted transferees of the Note).  Nothing in this Agreement, express or implied, is intended to confer upon any Party, other than the Parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5.4Governing Law; Jurisdiction; Venue; Service of Process.  This Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York, without regard to its conflict of law principles.  The Parties hereby submit to the personal jurisdiction of, and agree that any legal proceeding with respect to or arising under this Agreement, the Outstanding Notes, the Security Agreements or the Note, shall be brought solely and exclusively in the state courts of the State of New York sitting in New York City and the United States District Court for the Southern District of New York, if such court has subject matter jurisdiction.

5.5Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5.6Expenses.  Each Party shall be responsible for its own costs and expenses in connection with the negotiation, execution and performance of this Agreement.  If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing Party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such Party may be entitled.

5.7Amendments and Waivers.  Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Parties hereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

5.8Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

5.9Entire Agreement.  This Agreement, the exhibits attached hereto, and the documents referenced herein constitute the entire agreement among the Parties and no Party shall be liable or bound to any other Party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.  This Agreement supersedes any and all prior agreements, negotiations, correspondence, understandings and communications among the Parties, whether written or oral, respecting the subject matter hereof.

5.10Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  An original signature or copy thereof transmitted by facsimile or other electronic transmission shall constitute an original signature for purposes of this Agreement.

[Signature pages to follow]

IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

COMPANY:

COOL HOLDINGS, INC.,

By:/s/ Mauricio Diaz

Name:  Mauricio Diaz

Title:  Chief Executive Officer

(Cool Holdings, Inc. - Signature Page to Promissory Note Consolidation Agreement)

IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

DEBTORS:

COOLTECH HOLDING CORP.

By:/s/ Mauricio Diaz

Name:  Mauricio Diaz

Title:  Chief Executive Officer

COOLTECH DISTRIBUTION, LLC

By:/s/ Mauricio Diaz

Name:  Mauricio Diaz

Title:  Chief Executive Officer

ONECLICK INTERNATIONAL, LLC

By:/s/ Mauricio Diaz

Name:  Mauricio Diaz

Title:  Chief Executive Officer

(Cool Holdings, Inc. - Signature Page to Promissory Note Consolidation Agreement)

IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

CREDITOR:

DELAVACO HOLDINGS, INC.

By:/s/ Catherine DeFrancesco

Name:  Catherine DeFrancesco

Ttile:  President

(Cool Holdings, Inc. - Signature Page to Promissory Note Consolidation Agreement)

SCHEDULE 1

Schedule of Debtors

Cooltech Holding Corp.

Cooltech Distribution, LLC (formerly known as ICON Networks, LLC)

OneClick International, LLC

*** End Schedule 1 ***

SCHEDULE 2

Schedule of Outstanding Notes

Promissory Note	Outstanding Principal	Outstanding Interest
OneClick International, LLC 8% Secured Promissory Note issued December 7, 2017 to New River Advisors, LLC, and as assigned to Delavaco Holdings Inc.on August 14, 2018	$371,000.00	$24,486.00
OneClick International, LLC 8% Secured Promissory Note issued August 2, 2017 to New River Advisors, LLC, and as assigned to Delavaco Holdings Inc.on August 14, 2018	$185,500.00	$17,478.22
ICON Networks, LLC Amended and Restated Promissory Note issued February 14, 2018 to New River Advisors, LLC, and as assigned to Delavaco Holdings Inc.on August 14, 2018	$397,500.00	$30,210.00
Cooltech Holding Corp. Amended and Restated Promissory Note issued December 22, 2016 to Delavaco Holdings, Inc.	$200,000.00	$28,361.64
OneClick International, LLC Amended Promissory Note issued March 6, 2017 to Delavaco Holdings, Inc.	$133,333.32	$0.00
OneClick International, LLC 8% Secured Promissory Note issued November 24, 2017 to Delavaco Holdings, Inc.	$99,980.00	$6,887.51
OneClick International, LLC 8% Secured Promissory Note issued November 28, 2017 to Delavaco Holdings, Inc.	$149,980.00	$10,198.64
OneClick International, LLC 8% Secured Promissory Note issued December 1, 2017 to Delavaco Holdings, Inc.	$149,980.00	$10,198.64
OneClick International, LLC 8% Secured Promissory Note issued December 19, 2017 to Delavaco Holdings, Inc.	$149,980.00	$9,498.73
OneClick International, LLC 8% Secured Promissory Note issued December 29, 2017 to Delavaco Holdings, Inc.	$24,980.00	$1,526.56
OneClick International, LLC 8% Secured Promissory Note issued December 29, 2017 to Delavaco Holdings, Inc.	$49,980.00	$3,054.33
OneClick International, LLC 8% Secured Promissory Note issued January 2,2018 to Delavaco Holdings, Inc.	$49,980.00	$3,009.91
Total:	$1,962,193.32	$144,810.19

SCHEDULE 3

Schedule of Security Agreements

Amended and Restated Security Agreement dated August 22, 2017 made by OneClick International, LLC, OneClick License, LLC and Delavaco Holdings Inc. (as successor in interest to New River Advisors LLC)

Collateral Agency Agreement dated August 22, 2017 by and among OneClick International, LLC, OneClick License, LLC and Delavaco Holdings Inc. (as successor in interest to New River Advisors LLC).

*** End Schedule 4 ***

EXHIBIT A

Form of Note

(attached hereto)